SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

Date of report (Date of earliest event reported)  October 22, 1998

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact Name of the Registrant as Specified in Charter)

California                            0-3658                         95-1068610
(State or Other Jurisdiction        (Commission                   (IRS Employer
of Incorporation)                   File Number)            Identification No.)

114 East Fifth Street, Santa Ana, California                         92701-4642
(Address of Principal Executive Offices)                             (Zip Code)

Registrants telephone number, including area code  (714) 558-3211

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.           Other Events.

Year 2000 Disclosure

         The Securities and Exchange Commission has issued interpretive guidance regarding disclosure of Year 2000 issues and consequences, effective August 4, 1998 (the "Interpretation"). In accordance with the Interpretation, we provide this disclosure to supplement the information contained in our 1997 Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, each under the Securities and Exchange Act of 1934, and our effective Registration Statements under the Securities Act of 1933 which incorporate such reports by reference.

         Special Note of Caution Regarding Forward-Looking Statements

         Certain statements contained in this document, particularly those describing (1) our ability to assess and remediate the Year 2000 Problem by implementing our Year 2000 plan, (2) our ability to implement our Year 2000 plan in a timely manner, and (3) the costs resulting from implementation of our Year 2000 plan, may constitute "forward-looking statements" within the meaning of the federal securities laws. When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," or similar words are intended to identify forward-looking statements. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements are subject to or may be impacted by a number of factors, risks and uncertainties that could cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. In particular, give careful consideration to the cautionary statements made in this document.

         What is the Year 2000 Problem?

         Much of today's information technology (e.g., computer systems) and embedded technology (e.g., microcontrollers) identifies a particular year on the basis of the last two digits of that year. For example, the year "1998" is recognized by the digits "98." The inability of information technology and embedded technology to properly recognize a year that begins with "20" instead of "19," if not corrected, may result in the failure of systems (or the production of erroneous results) which rely on information technology and embedded technology. This failure of systems, production of erroneous results and the resulting damages is commonly known as the "Year 2000 Problem."

         How Does the Year 2000 Problem Impact the Company?

         We are dependent, to a substantial degree, upon the proper functioning of our computer systems as well as those of our vendors, suppliers and customers. Most of our products and services rely on information and data provided by others. Most of this information and data is provided electronically and is dependent on information systems and telecommunications. For example, we rely on governmental agencies to provide title and tax information. Similarly, we deliver most of our products and services electronically. The inability of our vendors and suppliers to provide accurate information in a timely manner, our inability to accurately and timely process such information, the inability of our customers to receive and use our products and services, and a general disruption of telecommunications and utilities as a result of the Year 2000 Problem would most likely result in business interruption or shutdown, financial loss, potential regulatory action, harm to our reputation and potential legal liability.

         What is our State of Readiness?

         With the help of an outside consulting firm, we have created a Year 2000 Program Management Office and have adopted a five-step plan to address the Year 2000 Problem. The five steps of our plan are: (1) awareness, (2) inventory/assessment, (3) renovation, (4) testing, and (5) implementation. To implement our plan, we have divided our company into "business units" comprised of (a) the reporting regions of the title insurance subsidiaries, (b) the subsidiary companies of our real estate information services business, (c) our home warranty subsidiaries, (d) our trust and banking subsidiaries and (e) our various other subsidiaries.

         Our "awareness" phase involves communicating the nature and scope of the Year 2000 Problem to the management of the business units in order to engender strong management support for its resolution. Our "inventory/assessment" phase involves the identification of our information systems and non-information systems which require renovation or replacement to become Year 2000 compliant. Our "renovation" phase involves the repair and/or replacement of the systems identified in the prior phase. Our "testing" phase involves the testing of repaired and replaced systems. Our "implementation" phase involves the integration of tested systems into our daily operations.

         All phases of our plan are currently active. The awareness phase will continue throughout 1998 and 1999. June 30, 1998 was the target date for completion of the inventory/assessment phase; that phase is substantially complete. However, all of the phases of the plan must be revisited each time we acquire a new business. Accordingly, the inventory/assessment phase remains active. Based on our current knowledge, we have established the following target dates: (1) December 31, 1998 for completion of renovation, (2) April 30, 1999 for completion of testing, and (3) June 30, 1999 for completion of implementation. In each case, completion of the applicable phase is subject to the limitation noted above for newly acquired business. We make no assurance that we will be able to meet these target dates.

         Our efforts to survey the Year 2000 readiness of our significant vendors, suppliers and customers continues. To date, we have not received sufficient information from these parties about their Year 2000 plans to predict the outcome of their efforts. Even after responses are received, there can be no assurance that the systems of our significant vendors, suppliers and customers will be timely renovated.

         What will it cost to implement the Year 2000 Plan?

         To date we have spent approximately $5 million in implementing our Year 2000 plan. We expect to incur at least an additional $25 million to $35 million in implementing our Year 2000 plan. About half the costs will be for hardware and software replacement and about half will be for labor. The costs for hardware and software will be capitalized over the estimated useful lives of the hardware and software. Labor costs will be expenses incurred. Our Year 2000 plan costs are being funded through operating cash flow.

         Do we have Contingency Plans?

         With the help of a professional disaster planner, we are in the process of creating company-wide and business unit contingency plans for unexpected systems failures as a result of the Year 2000 Problem. We hope to have our contingency plans in effect by the end of 1998.

         Will our Year 2000 Plan be reviewed?

         We have engaged a consultant to review our Year 2000 plan. Under the terms of this engagement, the consultant will (1) review the operations of (a) the Year 2000 Program Management Office, (2) review our Year 2000 plan, and (3) review the implementation of the Year 2000 plan at selected locations. From time to time during the review, the consultant will report its findings to the Audit Committee of our Board of Directors.

         No Assurances

         The costs to implement our Year 2000 plan and our target dates for completion of the various phases of our Year 2000 plan are based on current estimates. These estimates reflect numerous assumptions about future events, including the continued availability of certain resources, the timing and effectiveness of third party renovation plans and other factors. We can give no assurance that these estimates will be achieved, and actual results could differ materially from these estimates.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE FIRST AMERICAN FINANCIAL CORPORATION



Date: October 22, 1998                 By: /s/ Thomas A. Klemens
                                           -------------------------
                                           Name:  Thomas A. Klemens
                                           Title: Executive Vice President and
                                                  Chief Financial Officer